Exhibit 5.1

Hogan Lovells US LLP 1601 Wewatta Street Suite 900 Denver, Colorado 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

June 11, 2019

Board of Directors

Westwater Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

Ladies and Gentlemen:

We are acting as counsel to Westwater Resources, Inc., a Delaware corporation (the “Company”), in connection with the proposed sale of up to $10,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by the selling stockholder (the “Selling Stockholder”) identified in the Registration Statement (as defined below). The shares to be sold by the Selling Stockholder are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2019 (as amended, the “Registration Statement”). The Registration Statement relates to the registration of up to 526,784 shares of Common Stock (the “Purchase Shares”) that may be issued and sold to the Selling Stockholder from time to time by the Company, pursuant to a purchase agreement dated June 6, 2019 between the Selling Stockholder and the Company (the “Purchase Agreement”). The term “Purchase Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.   In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules, or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Purchase Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise of any changes in the foregoing subsequent to the date of this opinion letter.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante   Amsterdam   Baltimore   Beijing   Brussels   Caracas   Colorado Springs   Denver   Dubai   Dusseldorf   Frankfurt   Hamburg   Hanoi   Ho Chi Minh City   Hong Kong   Houston   Johannesburg   London   Los Angeles   Luxembourg   Madrid   Mexico City   Miami   Milan   Minneapolis   Monterrey   Moscow   Munich   New York   Northern Virginia   Paris   Perth   Philadelphia   Rio de Janeiro   Rome   San Francisco   São Paulo   Shanghai   Silicon Valley   Singapore   Sydney   Tokyo   Ulaanbaatar   Warsaw   Washington DC   Associated offices: Budapest   Jakarta   Shanghai FTZ   Zagreb.  Business Service Centers:  Johannesburg   Louisville.  Legal Service Center: Birmingham.  For more information see www.hoganlovells.com

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP